THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT ("***Third Amendment***") is entered into as of May 21, 2020, among SIMPSON MANUFACTURING CO., INC., a Delaware corporation, as borrower ("***Borrower***"), the Guarantors party to the Credit Agreement (as defined below), the Lenders party to the Credit Agreement, and WELLS FARGO BANK, NATIONAL ASSOCIATION ("***Wells Fargo***"), in its separate capacities as L/C Issuer and Swing Line Lender and as Administrative Agent for the benefit of the Credit Parties. Capitalized terms used but not defined in this Third Amendment shall have the meaning given to them in the Credit Agreement.

RECITALS

A. Borrower, each of the Guarantors, the several financial institutions party thereto as Lenders and Wells Fargo, in its separate capacities as L/C Issuer and Swing Line Lender and as Administrative Agent, have entered into that Credit Agreement dated as of July 27, 2012, as amended by that First Amendment to Credit Agreement dated as of December 8, 2015, and that Second Amendment to Credit Agreement dated as of July 25, 2016 (as so amended, the "***Existing Credit Agreement***"), pursuant to which the Lending Parties have extended and made available certain Credit Extensions to Borrower in accordance with the terms, and subject to the conditions, of the Existing Credit Agreement and the other Loan Documents.

B. Borrower, each of the Guarantors and the Lending Parties are willing to amend the Existing Credit Agreement on the terms and subject to the conditions set forth in this Third Amendment (the Existing Credit Agreement as so amended, the "***Credit Agreement***").

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1. Amendments. Subject to the terms and conditions of this Third Amendment, the Existing Credit Agreement is, effective as of the Effective Date (as defined below), hereby amended (a) to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and (ii) add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth in the marked copy of the Existing Credit Agreement attached hereto as Annex A and made a part hereof for all purposes, (b) to amend and restate the Schedules to the Existing Credit Agreement in their entirety as set forth on Annex B attached hereto and (c) to amend and restate Exhibit B to the Existing Credit Agreement in its entirety as set forth on Annex C attached hereto. Any Schedule or Exhibit to the Existing Credit Agreement not amended pursuant to the foregoing sentence shall remain in full force and effect.

SECTION 2. Limitation of Amendment; Full Force and Effect. The amendments set forth in this Third Amendment shall be limited precisely as written and shall not be deemed (a) to be an amendment, consent or waiver of any other term or condition of the Existing Credit Agreement or the other Loan Documents, to prejudice any right or remedy which the Administrative Agent or any of the Lending Parties may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents; or (b) to be a consent to any future waiver, amendment, consent or departure from the terms and conditions of the Credit Agreement or the other Loan Documents. This Third Amendment shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents,

except as herein waived or amended, are hereby ratified and confirmed and shall remain in full force and effect.

SECTION 3. Representations and Warranties. In order to induce the Lenders and Administrative Agent to enter into this Third Amendment, each Loan Party jointly and severally represents and warrants to each Lender and Administrative Agent as follows:

3.1 Authorization; Enforceability. Each Loan Party has taken all corporate action required to execute, deliver and perform this Third Amendment. This Third Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement thereof may be limited by Debtor Relief Laws or other applicable Laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

3.2 No Conflict. Neither the execution and delivery of this Third Amendment nor the performance by any Loan Party of the Credit Agreement hereby constitutes or results in:

(a) a breach or termination of any Material Contract to which Borrower or any other Loan Party is a party or by which it is bound, or of the Organizational Documents of any Loan Party;

(b) a violation of any Law applicable to any Loan Party;

(c) the creation under any Material Contract of any Lien upon any of the assets of any Loan Party; or

(d) a redemption, retirement or other repurchase obligation of any Loan Party under any Material Contract or any Organizational Document of such Loan Party.

3.3 Absence of Default. Immediately after giving effect to this Third Amendment, no event has occurred and is continuing or will result from the effectiveness of this Third Amendment to occur on the date hereof that would constitute a Default or an Event of Default.

3.4 Restatement of Representations and Warranties in Credit Agreement. Each Loan Party, with respect to the representations and warranties of such Loan Party set forth in the Credit Agreement, represents and warrants that each of such representations and warranties is true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of the effective date of this Third Amendment (except to the extent any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty will be true and correct in all material respects (except that such materiality qualifier will not be applicable to any portion of any representation and warranty that is already qualified or modified by materiality in the text thereof) as of such earlier date).

SECTION 4. Reaffirmation by Borrower. Borrower hereby acknowledges and reaffirms its obligations under each Loan Document to which it is a party, including its undertaking and obligation to timely pay the Obligations.

SECTION 5. Reaffirmation by Guarantors. Each Guarantor acknowledges that it has reviewed and approved this Third Amendment, consents to the execution, delivery and performance of this Third Amendment by Borrower in all respects, and acknowledges and reaffirms its obligations under each Loan Document to which it is a party, including its joint and several, unconditional and irrevocable Guaranteed Obligations as set forth in Section 10.15 of the Credit Agreement.

SECTION 6. **Conditions to Effectiveness**. This Third Amendment shall become effective when each of the following conditions precedent set forth in this **Section 6** shall have been satisfied, each as determined by Administrative Agent and the Lenders in their sole discretion, and upon such satisfaction shall be deemed effective as of the date (the "***Effective Date***") first set forth in the preamble of this Third Amendment:

6.1 **Executed Third Amendment**. Administrative Agent shall have received a counterpart of this Third Amendment executed and delivered by Borrower, each Guarantor, each Lender and by Wells Fargo in its separate capacities as L/C Issuer, Swing Line Lender and Administrative Agent.

6.2 **Secretary's Certificates**. Administrative Agent shall have received separate certificates, executed by the corporate secretary of each Loan Party on behalf of such Loan Party, certifying, among other things, (a) that attached to such certificate are true, correct and complete copies of (i) the Organizational Documents of such Loan Party then in full force and effect, (ii) the resolutions then in full force and effect adopted by the Board of Directors of such Loan Party authorizing and ratifying the execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party, including this Third Amendment and the Credit Agreement, (iii) a certificate of good standing from the secretary of state of the state under whose laws such Loan Party was incorporated, (b) the name(s) of the Responsible Persons of such Loan Party authorized to execute Loan Documents on behalf of such Loan Party, together with an incumbency sample of the true signatures of such Responsible Persons, and (c) that Administrative Agent and the Lenders may conclusively rely on such certificate.

6.3 **Opinion Letter.** Administrative Agent shall have received a closing opinion letter of Jones Day, as special counsel to the Loan Parties as to certain matters reasonably requested by Administrative Agent relating to this Third Amendment and the Credit Agreement.

6.4 **No Material Adverse Effect**. Since December 31, 2019, there has been no development, event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.5 **No Default or Event of Default.** No Default or Event of Default has occurred and is continuing.

6.6 **Representations and Warranties**. Each of the representations and warranties of each Loan Party set forth in Section 3 of this Third Amendment is true and correct.

6.7 **Bring-Down Certificate.** Administrative Agent shall have received a certificate executed by a Responsible Officer of each Loan Party, certifying that the conditions specified in **Sections 6.4, 6.5 and 6.6** have been satisfied.

6.8 **New Lenders**. Administrative Agent shall have received (a) from any new Lender acceding to the Credit Agreement not previously party to the Credit Agreement (each a "***New Lender***") an accession agreement (the "***New Lender Agreement***") and, (b) from Borrower, if requested by such New Lender, a Revolving Note executed by Borrower in favor of such New Lender, in form and substance reasonably satisfactory to Administrative Agent.

6.9 **PATRIOT Act, etc.**.

(a) Administrative Agent and the Lenders shall have received, at least five (5) Business Days prior to the Effective Date, all documentation and other information requested by Administrative Agent or any Lender in order for Administrative Agent and the Lenders to comply with

requirements of any Anti-Money Laundering Laws, including the PATRIOT Act and any applicable "know your customer" rules and regulations; and

(b) Borrower shall have delivered to Administrative Agent, and directly to any Lender requesting the same, a Beneficial Ownership Certification in relation to it (or a certification that such Borrower qualifies for an express exclusion from the "legal entity customer" definition under the Beneficial Ownership Regulations), in each case at least five (5) Business Days prior to the Closing Date.

6.10 **Payment of Fees.** Borrower will have paid (a) all fees required to be paid to Administrative Agent or any Lender on or before the Effective Date, including pursuant to the Fee Letter, and (b) all fees, charges and disbursements of counsel to Administrative Agent to the extent previously invoiced, *plus* such additional amounts of such fees, charges and disbursements as will constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (*provided* that such estimate will not thereafter preclude a final settling of accounts between Borrower and Administrative Agent).

6.11 **Effective Date.** The Effective Date of this Third Amendment shall have occurred by July 31, 2020.

For the purpose of determining satisfaction with the conditions precedent specified in this **Section 6**, each Lender that has signed and delivered this Third Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this **Section 6** unless Administrative Agent shall have received written notice from such Lender prior to the Effective Date specifying its objection thereto.

SECTION 7. Certain Transitional Matters.

7.1 On the Effective Date, the Lenders party to the Credit Agreement shall be the Lenders as of the Effective Date, including the New Lenders as of the Effective Date, and shall have the respective Revolving Credit Commitments set forth in Schedule 2.01 to the Credit Agreement. Any Lender party to the Existing Credit Agreement not listed on the signature pages hereof (each a "***Departing Lender***") shall cease to be a Lender on the Effective Date upon payment of all amounts due to it under the Existing Credit Agreement. Notwithstanding anything to the contrary contained in the Existing Credit Agreement, in order to effect the renewal and amendment of the existing Revolving Credit Facility as contemplated by this Third Amendment, all accrued and unpaid interest, and all accrued and incurred and unpaid fees, costs and expenses payable under the Existing Credit Agreement will be due and payable on the Effective Date. Each Departing Lender and each other Lender having Loans outstanding on the Effective Date and whose pro rata share in respect of such Loans has been decreased on the Effective Date shall be deemed to have assigned on the Effective Date, without recourse, ratably to each Lender with increasing its Commitment hereunder (each an "***Increasing Lender***") and to each New Lender such ratable portion of such Loans as shall be necessary to effectuate such adjustment. Each Increasing Lender and each New Lender on the Effective Date shall (i) be deemed to have assumed such ratable portion of such Loans and (ii) fund on the Effective Date such assumed amounts to Administrative Agent for the account of each such assigning Lender in accordance with the provisions hereof in the amount notified to such Increasing Lender or such New Lender by Administrative Agent.

7.2 If any Swing Line Loans or Letters of Credit shall be outstanding on the Effective Date, the Lenders (including the New Lenders) shall be deemed to have participation interests therein as of such date in accordance with their *pro rata* shares as reflected in Schedule 2.01 to the Credit Agreement. Each Departing Lender and each other Lender having participation interests in any Swing

Line Loans and Letters of Credit outstanding on the Effective Date and whose pro rata share in respect of such participation interests in any outstanding Swing Line Loans and Letters of Credit has been decreased on the Effective Date shall be deemed to have assigned on the Effective Date, without recourse, ratably to each Increasing Lender and each New Lender such ratable portion of such participation interests in any outstanding Swing Line Loans and Letters of Credit as shall be necessary to effectuate such adjustment. Each Increasing Lender and each New Lender on the Effective Date shall be deemed to have assumed such ratable portion of such participation interests in any such outstanding Swing Line Loans and Letters of Credit.

SECTION 8. Miscellaneous.

8.1 Reference to and Effect on the Credit Agreement and the other Loan Documents. On and after the effective date of this Third Amendment, each reference in the Credit Agreement or the other Loan Documents to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to such agreement after giving effect hereto. This Third Amendment shall be deemed to be one of the Loan Documents. The rules of construction set forth in Section 1.02 of the Credit Agreement shall apply to this Third Amendment the same as they apply to the Credit Agreement and the other Loan Documents.

8.2 Ratification of Reimbursement and Indemnification Obligations. Borrower ratifies and affirms each of its reimbursement and indemnification obligations under the Loan Documents, including Section 10.04 of the Credit Agreement, and including its obligation to pay all reasonable fees, charges and disbursements of counsel incurred by the Administrative Agent in connection with the negotiation, implementation, execution and enforcement of this Third Amendment, and any acts contemplated hereby and thereby. Nothing herein shall be construed to limit, affect, modify or alter Borrower's reimbursement and indemnification obligations under the Credit Agreement or elsewhere under the Loan Documents.

8.3 Headings. Section and subsection headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose or be given any substantive effect.

8.4 Governing Law, Submission to Jurisdiction, Waiver of Venue, Service of Process and Jury Trial Waiver. Sections 10.16 and 10.17 of the Credit Agreement are incorporated herein, *mutatis mutandis*, and are deemed to apply to this Third Amendment as if set forth in herein in full.

8.5 Successors and Assigns. The provisions of this Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower and the Guarantors may not assign or transfer any of their rights or obligations under this Third Amendment unless in accordance with the Credit Agreement.

8.6 Counterparts. This Third Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or email (including by "pdf") shall be effective as delivery of a manually executed counterpart of this Third Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: [signature]

Name: Roberto Padilla

Title: Vice President

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Roberto Padilla

Name: Roberto Padilla

Title: Vice President

MUFG UNION BANK, N.A.

By: ______________________

Name: ______________________

Title: ______________________

HSBC BANK USA, NATIONAL ASSOCIATION

By: ______________________

Name: ______________________

Title: ______________________

BANK OF MONTREAL

By: ______________________

Name: ______________________

Title: ______________________

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: ____________________

Name: ____________________

Title: ____________________

MUFG UNION BANK, N.A.

By: ____________________

Name: Fabrice Contero

Title: Director

HSBC BANK USA, NATIONAL ASSOCIATION

By: ____________________

Name: ____________________

Title: ____________________

BANK OF MONTREAL

By: ____________________

Name: ____________________

Title: ____________________

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: ____________________

Name: ____________________

Title: ____________________

MUFG UNION BANK, N.A.

By: ____________________

Name: ____________________

Title: ____________________

HSBC BANK USA, NATIONAL ASSOCIATION

By: [signature]

Name: Kevin Tang

Title: Vice President

BANK OF MONTREAL

By: ____________________

Name: ____________________

Title: ____________________

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: ________________________

Name: ________________________

Title: ________________________

MUFG UNION BANK, N.A.

By: ________________________

Name: ________________________

Title: ________________________

HSBC BANK USA, NATIONAL ASSOCIATION

By: ________________________

Name: ________________________

Title: ________________________

BANK OF MONTREAL

By: /s/ Eric Lo

Name: Eric Lo

Title: Director, Corporate Finance

Borrower:

SIMPSON MANUFACTURING CO., INC.

By: ______________________

Name: Brian Magstadt

Title: Chief Financial Officer and Treasurer

Guarantors:

SIMPSON STRONG-TIE COMPANY, INC.

By: ______________________

Name: Brian Magstadt

Title: Chief Financial Officer and Treasurer

SIMPSON STRONG-TIE INTERNATIONAL, INC.

By: ______________________

Name: Brian Magstadt

Title: Chief Financial Officer and Treasurer

ANNEX A

AMENDED CREDIT AGREEMENT

(See attached)

ANNEX B

AMENDED AND RESTATED SCHEDULES

(See attached)

Schedule 2.01

LENDERS; COMMITMENTS; PERCENTAGE SHARES

Lender	Revolving Credit Commitment as of the Fourth Amendment Effective Date	Percentage Share of Aggregate Commitments
Wells Fargo Bank, National Association	$115,000,000	38.333333334%
MUFG Union Bank, N.A.	$115,000,000	38.333333333%
Bank of Montreal	$37,500,000	12.500000000%
HSBC Bank USA, N.A.	$32,500,000	10.833333333%
Total	$300,000,000	100.0%

Schedule 5.06

LITIGATION

Gentry Homes, Ltd. v. Simpson Strong-Tie Company Inc., et al., Case No. 17-cv-00566, was filed in a federal district court in Hawaii against Simpson Strong-Tie Company Inc. and Simpson Manufacturing Company, Inc. (the "Company") on November 20, 2017. The Gentry case is a product of a previous state court class action, Nishimura v. Gentry Homes, Ltd., et al., Civil No. 11-1-1522-07, which is now closed. The Nishimura case concerned alleged corrosion of the Company's galvanized "hurricane straps" and mudsill anchor products used in a residential project in Ewa by Gentry, Honolulu, Hawaii. In the Nishimura case, the plaintiff homeowners and the developer, Gentry Homes, Ltd. ("Gentry"), arbitrated their dispute and agreed on a settlement in the amount of approximately $90 million. In the subsequent Gentry case, Gentry alleges breach of warranty and negligent misrepresentation by the Company related to its "hurricane strap" and mudsill anchor products, and demands general, special, and consequential damages from the Company in an amount to be proven at trial. Gentry also seeks pre-judgment and post-judgment interest, attorneys' fees and costs, and other relief. The Company admits no liability and will vigorously defend the claims brought against it. At this time, the Company cannot reasonably ascertain the likelihood that it will be found responsible for substantial damages to Gentry. Based on the facts currently known, and subject to future events and circumstances, the Company believes that all or part of the claims brought against it in the Gentry case may be covered by its insurance policies.

Given the nature and the complexities involved in the Gentry proceeding, the Company is unable to estimate reasonably the likelihood of possible loss or a range of possible loss until the Company knows, among other factors, (i) the specific claims brought against the Company and the legal theories on which they are based; (ii) what claims, if any, might be dismissed without trial; (iii) how the discovery process will affect the litigation; (iv) the settlement posture of the other parties to the litigation; (v) the damages to be proven at trial, particularly if the damages are not specified or are indeterminate; (vi) the extent to which the Company's insurance policies will cover the claims or any part thereof, if at all; and (vii) any other factors that may have a material effect on the proceeding.

Schedule 5.07

PENSION PLANS

Sheet Metal Workers National Pension Fund
Sheet Metal Workers of Northern California Pension Trust Fund
CWA Savings & Retirement Trust
401(k) Profit Sharing Plan

FOREIGN PENSION PLANS

Canada Profit Sharing Trust
UK Sterling & Personal Plan
French PAYE Plan
Denmark Plan
Swiss Pension Plan
Gunnebo Pension Plan

Schedule 5.09

ENVIRONMENTAL

None

Schedule 5.15(a)

EQUITY INTERESTS IN SUBSIDIARIES

Name	Jurisdiction of Organization	Owner of Outstanding Equity Interests
Simpson Strong-Tie Company Inc. ("SST")	California	Borrower
Simpson Strong-Tie International, Inc. ("STI")	California	SST
Simpson Strong-Tie Australia, Inc. ("STAU")	California	SST
Simpson Strong-Tie Canada, Limited	Canada	SST
Simpson Strong-Tie Asia Limited ("SST Asia")	Hong Kong	SST
Simpson Strong-Tie A/S ("STDEN")	Denmark	STI
Simpson Strong-Tie Europe EURL ("STEUR")	France	STI
Simpson Strong-Tie, S.A.S. ("STSA")	France	STEUR
Simpson France SCI	France	STEUR-.02% STSA-99.98%
Simpson Strong-Tie GmbH ("STGER")	Germany	STI
Simpson Strong-Tie Sp.z,o.o.	Poland	STDEN
Simpson Strong-Tie Australia Pty Limited ("SSTAPL")	Australia	STAU
Simpson Strong-Tie Asia Holding Limited ("SST Asia HLDG")	Hong Kong	SST Asia
Simpson Strong-Tie (Zhangjiagang) Co., Ltd.	China	SST Asia HLDG
Simpson Strong-Tie Structural Connectors Ireland Ltd.	Ireland	STI
Simpson Strong-Tie (New Zealand) Limited	New Zealand	SSTAPL
Simpson Strong-Tie Switzerland GmbH ("SST Switzerland")	Switzerland	STI
S&P Clever Reinforcement Company AG ("S&P")	Switzerland	SST Switzerland
S&P Handels GmbH	Austria	S&P
S&P Clever Reinforcement GmbH	Germany	S&P
S&P Clever Reinforcement Company Benelux B.V.	Dutch	S&P
S&P Polska Sp.z.o.o.	Poland	S&P
Clever Reinforcement Iberica — Materiais de Construção, Lda.	Portugal	S&P
S&P Reinforcement France	France	S&P
S&P Reinforcement Nordic	Denmark	S&P
Simpson Strong-Tie Vietnam Company Limited	Vietnam	SST Asia
Simpson Strong-Tie South Africa (Proprietary) Limited	South Africa	SSTAPL
Simpson Strong-Tie Chile Limitada	Chile	Borrower-1% SST-99%

Schedule 5.15(a)

EQUITY INTERESTS IN SUBSIDIARIES (cont'd)

Multi Services Dêcoupe S.A.	Belgium	SST
CG Visions, LLC	Indiana	SST
Gbo Fastening Systems AB	Sweden	SST
Christiania Spigerverk AS	Norway	SST
Simpson LotSpec, LLC	Delaware	SST
D.P.P. B.V	Dutch	S&P

Schedule 5.15(a)

LOAN PARTIES

Name	Jurisdiction of Organization	Principal Place of Business	Foreign Qualifications in the U.S.
Simpson Manufacturing Co., Inc.	Delaware	5956 W. Las Positas Blvd. Pleasanton, CA 94588	California Ohio Texas
Simpson Strong-Tie Company Inc.	California	5956 W. Las Positas Blvd. Pleasanton, CA 94588	Alaska Arizona Arkansas Colorado Connecticut Delaware Florida Georgia Hawaii Indiana Iowa Kentucky Maine Maryland Massachusetts Mississippi Missouri Montana New Hampshire New Jersey New Mexico New York North Carolina Ohio Pennsylvania Rhode Island South Carolina Tennessee Texas
Simpson Strong-Tie International, Inc.	California	5956 W. Las Positas Blvd. Pleasanton, CA 94588	None

Schedule 5.15(b)

EQUITY INTERESTS IN OTHER PERSONS

25.0% equity interest in Ruby Sketch Pty Ltd., an Australian proprietary limited company

Schedule 7.01

EXISTING LIENS

1. UCC #15-7480314033 filed with the CA Secretary of State
   Debtor: Simpson Strong-Tie Company Inc.
   Secured Party: NMHG Financial Services, Inc.
   Collateral: All equipment now or hereafter leased by Lessor to Lessee and all accessions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof.

2. UCC #16-7533481482 filed with the CA Secretary of State
   Debtor: Simpson Strong-Tie Co., Inc.
   Secured Party: Fronius USA, LLC
   Collateral: All Welding equipment and other goods and services sold and/or delivered by Secured Party to debtor, whether or not bearing Secured Party's trademarks or trade names, whether existing now or in the future, held as inventory or otherwise, and the proceeds thereof.

3. UCC #16-7557783817 filed with the CA Secretary of State
   Debtor: Simpson Strong-Tie Company Inc.
   Secured Party: Cisco Systems Capital Corporation
   Collateral: All of the Debtor's right, title and interest, now existing and hereafter arising, in and to the following property, wherever located: (i) all Equipment from time to time between Debtor as lessee and Secured Party as lessor and any and all Schedules from time to time entered into or prepared in connection with any Master Agreement, (ii) all insurance, warranty, rental and other claims and rights to payment and chattel paper arising out of such Equipment, and (iii) all books, records and proceeds relating to the foregoing. For the purposes of this financing statement, "Equipment" shall be defined as routers, router components, other computer networking and telecommunications equipment and other equipment, manufactured by Cisco Systems, Inc., its affiliates and others, together with all software and software rights relating to the foregoing, and all substitutions, replacements, upgrades, repairs, parts and attachments, improvements and accession thereto.

4. UCC #17-7566277917 filed with the CA Secretary of State
   Debtor: Simpson Strong Tie Company Inc.
   Secured Party: Financial Pacific Leasing, Inc.
   Collateral: All equipment and other personal property, now or hereafter the subject of that certain Agreement, relating to Financial Pacific Leasing, Inc., Contract #015-1268045-301, dated 01/13/2017, between Secured Party and Debtor, together with all attachments, additions, accessories, substitutions and replacements thereto, and any and all insurance and other proceeds of the foregoing.

Schedule 7.01

EXISTING LIENS (cont'd)

5. UCC #17-7571150408 filed with the CA Secretary of State
   Debtor: Simpson Strong-Tie Company Inc.
   Secured Party: Butler Manufacturing, a division of BlueScope Buildings North America, Inc.
   Collateral: To secure payment and performance of all obligations Debtor hereby grants to Secured Party a continuing purchase money security interest in all inventory, equipment and goods including all embedded and non-embedded software manufactured by or distributed by Secured Party, whenever sold, consigned or delivered, directly or indirectly, to or for the benefit of Debtor by Secured Party, wherever located, now owned and hereafter acquired including but not limited to all pre-engineered steel building systems and/or components labeled Butler Manufacturing a division of BlueScope Buildings North America, Inc. or Butler, and all accessions and products; and accessories, supplies and parts including repossessions and returns; and all proceeds from the sale thereof; all documents including books and records; and all existing or subsequently arising, accounts and accounts receivable, and supporting obligations which may from time to time hereafter come into existence during the term of this Security Agreement. Secured Party's purchase money security interest is explicitly limited to outstanding obligations between Secured Party and Debtor.

6. UCC #19-7726671430 filed with the CA Secretary of State
   Debtor: Simpson Strong-Tie Company Inc.
   Secured Party: Biesse America Inc.
   Collateral: Equipment identified in the financing statement.

7. UCC #20-7772299398 filed with the CA Secretary of State
   Debtor: Simpson Strong-Tie Company Inc.
   Secured Party: Ellison Technologies Inc.
   Collateral: Equipment identified in the financing statement.

Schedule 7.02

EXISTING INVESTMENTS

None

Schedule 7.03

EXISTING INDEBTEDNESS

All amounts as of March 31, 2020 that may be drawn under the following credit facilities:

Simpson Strong-Tie Company, Inc.
Nil United States Dollars outstanding on 1,335,000 of available credit
Wells Fargo Irrevocable Standby LOC

Simpson Strong-Tie International, Inc.
Nil British Pound outstanding on 100.000 of available credit
Barclay's Bank PLC - Overdraft Revolving Line of Credit

Simpson Strong-Tie Europe EURL
Nil Euro outstanding on 200,000 of available credit
CIO Overdaft protection

Simpson Strong-Tie, S.A.S.
Nil Euro outstanding on 200,000 of available credit
CRCA Overdaft protection

S&P Reinforcement France
Nil Euro outstanding on 100,000 of available credit
CIO Overdaft protection

S&P Clever Reinforcement Company AG
Nil Swiss Francs outstanding on 200,000 of available credit
Bank Line of Credit-KMU Konto

Gbo Fastening Systems AB
1,544,169 Swedish Krona outstanding on 13,455,831 of available credit
Bank Line of Credit - Bank Nordea

Finance lease obligation:

Simpson Strong-Tie Company, Inc.
IT Finance Lease Agreement
Cisco Systems Capital Corporation
United States Dollars outstanding balance 1,131,035

Schedule 7.07

TRANSACTIONS WITH AFFILIATES

1. Any and all transactions, not to exceed $500,000 in the aggregate subsequent to the Amendment Effective Date, (a) between Borrower or any Subsidiary and any non-profit or charitable organization whose board of directors includes an individual who also serves as a member of the board of directors of Borrower or any Subsidiary, and/or (b) between Borrower or any Subsidiary and any non-profit or charitable organization to which Barclay Simpson's estate or Sharon Simpson makes charitable contributions or on whose behalf Sharon Simpson or a trustee of Barclay Simpson's estate serves as a member of the board of directors or trustees, including without limitation the California College of Arts, the California Shakespeare Festival, and the University of California, Berkeley.

2. Any and all activities in furtherance of or related to the transactions in #1 above, including without limitation the sponsoring by Borrower or any Subsidiary of educational courses and activities and the donation of goods and services in kind, with a value not to exceed $500,000 in the aggregate subsequent to the Amendment Effective Date.

3. Any and all transactions, not to exceed $500,000 in the aggregate subsequent to the Amendment Effective Date, between Borrower or any Subsidiary and Simpson Fine Arts for the purchase of fine art and other goods and services.

4. Any and all transactions, not to exceed $2,000,000 in the aggregate subsequent to the Amendment Effective Date, (a) between Borrower or any Subsidiary and PSB, a non-profit organization, pursuant to which Borrower or any Subsidiary provides assistance to PSB, as the holder of Equity Interests in the Borrower, by (i) filing a registration statement with the SEC under the Securities Act of 1933, as amended, covering the resale of such party's Equity Interests in Borrower, (ii) paying all costs, expenses and attorneys' fees related to the registration statement, and (iii) making all necessary efforts and filings to keep such registration statement continuously effective ((i) – (iii), collectively, "Registration Activities") and (b) between Borrower or any Subsidiary and the Simpson Family, as the holders of Equity Interests in Borrower, with respect to any and all Registration Activities for the benefit of the Simpson Family's Equity Interests in Borrower.

   For purposes of #4 above, "Simpson Family" means each of Barclay Simpson's estate and Sharon Simpson and each of the descendants of Barclay Simpson or Sharon Simpson, including the spouses of such descendants. A "spouse" shall mean the individual to whom a person is married, and "descendants" of an individual shall mean all the individual's lineal descendants of all generations, with the relationship of parent and child at each generation being determined by the definitions of parent and child under the California Probate Code; the terms "child" and "descendant" shall include "adopted child"; the term "adopted child" means an individual who was adopted before reaching

age 18 and who lived a substantial part of his or her minority with the adopting parent; an adopted child and the adopted child's descendants shall be considered descendants of the adopting parent or parents and of anyone who is by blood or adoption an ancestor of the adopting parent or of either of the adopting parents; and the terms "child" and "descendant" shall not include a foster child or a stepchild, even if a parent-child relationship existed between the foster parent and the foster child or between the stepparent and the stepchild.

5. Any and all transactions whereby Barclay Simpson's estate or Sharon Simpson or any of their Affiliates is excluded from the effect of any rights plan that may have been or may be adopted by the Borrower at any time.

Schedule 7.08

BURDENSOME AGREEMENTS

None

Schedule 10.02

ADMINISTRATIVE AGENT'S OFFICE, CERTAIN ADDRESSES FOR NOTICES

LOAN PARTIES:

c/o Simpson Manufacturing Co., Inc.
5956 W. Las Positas Blvd.
Pleasanton, CA 94588
Attention: Brian J. Magstadt, Chief Financial Officer
Facsimile: (925) 833-1499
Electronic Mail: bmagstadt@strongtie.com

With a copy (which will not constitute notice) to:

Jones Day
North Point
901 Lakeside Avenue
Cleveland, OH 4414
Attention: Kevin M. Samuels
Facsimile: (216) 579-0212
Electronic Mail: kmsamuels@jonesday.com

ADMINISTRATIVE AGENT:

Wells Fargo Bank, National Association
MAC A0397-031
1655 Grant Street, 3rd Floor
Concord, CA 94520
Attention: Roberto Padilla, Senior Relationship Manager
Telephone: (408) 310-8056
Facsimile: (866) 494-9645
Electronic Mail: Roberto.o.padilla@wellsfargo.com

and

Wells Fargo Bank, National Association
1525 W WT Harris Blvd., 1st Floor
Charlotte, NC 28262
Attention: Sandy Sumislawski, Loan Administration Manager
Facsimile: (704) 715-0017
Electronic Mail: sandy.sumislawski@wellsfargo.com
Alternative Electronic Mail: agencyservices.requests@wellsfargo.com

With a copy (which will not constitute notice) to:

Sheppard Mullin Richter & Hampton, LLP
Four Embarcadero Center, 17th Floor
San Francisco, California 94111
Attention: Peter H. Carson
Telephone: (415) 774-2935
Electronic Mail: pcarson@sheppardmullin.com
For requests for Credit Extensions:

Wells Fargo Bank, National Association
MAC A0397-031
1655 Grant Street, 3rd Floor
Concord, CA 94520
Attention: Roberto Padilla, Senior Relationship Manager
Telephone: (408) 310-8056
Facsimile: (866) 494-9645
Electronic Mail: Roberto.o.padilla@wellsfargo.com

and

Wells Fargo Bank, National Association
1525 W WT Harris Blvd., 1st Floor
Charlotte, NC 28262
Attention: Sandy Sumislawski, Loan Administration Manager
Facsimile: (704) 715-0017
Electronic Mail: sandy.sumislawski@wellsfargo.com
Alternative Electronic Mail: agencyservices.requests@wellsfargo.com

L/C ISSUER:

Wells Fargo Bank, National Association
MAC A0397-031
1655 Grant Street, 3rd Floor
Concord, CA 94520
Attention: Roberto Padilla, Senior Relationship Manager
Facsimile: (866) 494-9645
Electronic Mail: Roberto.o.padilla@wellsfargo.com

LENDERS:

Wells Fargo Bank, National Association
MAC A0397-031
1655 Grant Street, 3rd Floor
Concord, CA 94520
Attention: Roberto Padilla, Senior Relationship Manager
Telephone: (408) 310-8056
Facsimile: (866) 494-9645
Electronic Mail: Roberto.o.padilla@wellsfargo.com

and

Wells Fargo Bank, National Association
1525 W WT Harris Blvd., 1st Floor
Charlotte, NC 28262
Attention: Sandy Sumislawski, Loan Administration Manager
Facsimile: (704) 715-0017
Electronic Mail: sandy.sumislawski@wellsfargo.com
Alternative Electronic Mail: agencyservices.requests@wellsfargo.com

MUFG Union Bank, N.A.
99 Almaden Blvd., Suite 200
San Jose, CA 95113
Attention: Kenneth Beck, Director
Telephone: (408) 279-7738
Electronic Mail: kenneth.beck@unionbank.com]

Operations:

MUFG Union Bank, N.A.
Commercial Loan Operations
1980 Saturn Street
Monterey Park, CA 91754
Attention: Steve Williams, Manager
Telephone: (602) 626-1176
Facsimile: (323) 724-6198
Electronic Mail: k#clo_synd@unionbank.com

HSBC Bank USA, N.A.
One Embarcadero Center, 34th Floor
San Francisco, CA 94111
Attention: Kevin Tang, Global Relationship Manager
Telephone: (510) 284-7173
Facsimile: (212) 790-1086
Electronic Mail: kevin.t.tang@us.hsbc.com

Operations:

HSBC Bank USA, N.A.
CTLA Loan Administration
452 5th Avenue
New York, NY 10018
Attention: Loan Administrator
Telephone: (212) 525-1529
Facsimile: (847) 793-3415 (notices only)
Electronic Mail: ctlanyloanadmininquiries@us.hsbc.com (queries only)

Bank of Montreal
595 Burrard Street
Vancouver, BC
Canada V7L 1X7
Attention: Eric Lo, Director, Corporate Finance
Telephone: (604) 665-3693
Facsimile: (604) 687-3666
Electronic Mail: kericsk.lo@bmo.com

Operations:

Bank of Montreal
111 W. Monroe Street
Chicago, IL 60603
Attention: Sheila Broderick, Senior Servicing Analyst
Telephone: (312) 461-6024
Facsimile: (312) 293-5283
Electronic Mail: sheila.broderick@bmo.com

ANNEX C

AMENDED AND RESTATED EXHIBIT B TO CREDIT AGREEMENT

(See attached)

EXHIBIT B

COMPLIANCE CERTIFICATE

[Date]

To: Wells Fargo Bank, National Association
MAC A0397-031
1655 Grant Street, 3rd Floor
Concord, CA 94520
Attention: Roberto Padilla, Senior Relationship Manager
Facsimile: (866) 494-9645
Electronic Mail: Roberto.o.padilla@wellsfargo.com

and

Wells Fargo Bank, National Association
1525 W WT Harris Blvd., 1st Floor
Charlotte, NC 28262
Attention: Sandy Sumislawski, Loan Administration Manager
Facsimile: (704) 715-0017
Electronic Mail: sandy.sumislawski@wellsfargo.com
Alternative Electronic Mail: agencyservices.requests@wellsfargo.com

Re: The Credit Agreement dated as of July 27, 2012, as amended, modified or supplemented from time to time (as so amended, modified or supplemented, the "*Credit Agreement*"), among Simpson Manufacturing Co., Inc., as Borrower, the Guarantors party thereto, the Lenders party thereto, and Wells Fargo Bank, National Association in its separate capacities as the Swing Line Lender and L/C Issuer and as Administrative Agent.

Ladies and Gentlemen:

Reference is made to the Credit Agreement. Capitalized terms used in this Compliance Certificate have the same meaning when used herein as given to them in the Credit Agreement.

Pursuant to **Section 6.01(c)** of the Credit Agreement, Borrower, by its undersigned Responsible Officer, acting solely in such capacity and not in his or her individual capacity, hereby certifies that the information furnished in ***Schedule 1*** attached hereto and incorporated herein by this reference was true, accurate and complete as of [***insert the last day of the Fiscal Period/calendar month, as applicable, immediately preceding the date of this Compliance Certificate***] and that:

1. The undersigned Responsible Officer is the duly appointed [***insert title***] of Borrower and has responsibility for the financial affairs of Borrower and its Subsidiaries.

2. The undersigned Responsible Officer has reviewed the terms of the Credit Agreement, the Notes and the Letters of Credit and has made, or caused to be made under his or her supervision,

a review in reasonable detail of the transactions and financial condition of Borrower and its Subsidiaries during the accounting period covered by the financial statements most recently delivered to Administrative Agent pursuant to **Sections 6.01(a)** and **6.01(b)**, as applicable, of the Credit Agreement, [and attached hereto as **Schedule 1**][and filed with the SEC by being posted on EDGAR on [***insert date***] in Form [10-K][10-Q]]. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied, subject, in the case of quarterly financial statements, to year-end adjustments and the absence of footnotes.

3. The information furnished in **Schedule 2** attached hereto was true and correct in all material respects as of the last date of the fiscal quarter immediately preceding the date of this Compliance Certificate.

4. Such reviews have not disclosed the existence during or at the end of such accounting period, and the undersigned does not have knowledge of the existence as of the date hereof, of any condition or event which constitutes a Default or Event of Default, except for such conditions or events listed on **Schedule 3** attached hereto, specifying the nature and period of existence thereof and what action Borrower has taken, or is taking and proposes to take, if any, with respect thereto.

5. Since the date of the most recent Compliance Certificate submitted by Borrower, there has been no material change in Borrower's or any of its Consolidated Subsidiary's accounting policies or financial reporting practices (except changes required by GAAP) that has not been disclosed by Borrower pursuant to **Section 6.02(g)** of the Credit Agreement, other than [***describe any such change, and if any such change has occurred, specify the effect of such change on the financial statements accompanying this Compliance Certificate to the extent not set forth in a Form 10-K or 10-Q filed by Borrower with the SEC by posting to EDGAR as referred to in Paragraph 2 above or as set forth in any Form 8-K filed by Borrower with the SEC by posting on EDGAR after the date on the most recent Compliance Certificate delivered to Administrative Agent (and if so set forth in any Form 10-K, 10-Q or 8-K filed with the SEC, refer to the date posted on EDGAR***].

6. Since the date of the most recent Compliance Certificate submitted by Borrower:

(a) Borrower has not changed its name, organizational identification number or legal structure (*i.e.*, converted from a corporation to a limited liability company);

(b) Borrower has not changed its jurisdiction of organization; and

(c) Borrower has not formed or acquired any new direct or indirect Subsidiaries[, other than pursuant to a Permitted Acquisition with respect to which Borrower has delivered the certificate required by clause (i) of the definition of "Permitted Acquisition" in **Section 1.01** of the Credit Agreement and [***describe***]].

7. During the four most recently completed fiscal quarters of Borrower, no Guarantor under the Credit Agreement has ceased to be a Material Subsidiary[, other than [***describe***]].

8. During the four most recently completed fiscal quarters of Borrower, no Domestic Subsidiary has qualified to be a Material Subsidiary or a Designated Subsidiary, and no Person has otherwise become a Material Subsidiary or a Designated Subsidiary[, other than [***describe***]].

[remainder of page intentionally blank]

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned as of the date first written above.

SIMPSON MANUFACTURING CO., INC.,
a Delaware corporation

By:

____
Name:
Title:

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

[attach financial statements]

SCHEDULE 2 TO COMPLIANCE CERTIFICATE[1]

FINANCIAL COVENANTS OF BORROWER

I. Maximum Consolidated Leverage Ratio (Section 7.14(a)). Maintain a Consolidated Leverage Ratio, as determined as of the last day of each Fiscal Period, of not greater than 3.00:1.00; *provided, however*, that the foregoing maximum Consolidated Leverage Ratio covenant hurdle will be increased to 3.25:1.00 as of and for each of the four consecutive quarterly testing dates coinciding with the last day of each of the four consecutive Fiscal Periods ending on or after the date of consummation of a Permitted Acquisition as to which the Acquisition Consideration paid (or to be paid in the case of Deferred Purchase Price Obligations) by Borrower or any of its Subsidiaries is $100,000,000 or more (for the avoidance of doubt, following such fourth consecutive testing date, the maximum Consolidated Leverage Ratio covenant hurdle will be restored to 3.00:1.00).

(a)	Consolidated Funded Debt		$
(b)	Consolidated EBITDA (calculated as follows for such period):		$
	(i)	Consolidated Net Income	$
	(ii)	Consolidated Interest Expense (net of interest income)	$
	(iii)	Federal, state, local and foreign taxes on or measured by income accrued during such period by Borrower and its Consolidated Subsidiaries	$
	(iv)	amortization of intangibles (including goodwill) and organization costs	$
	(v)	amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness	$
	(vi)	depreciation and other amortization expense	$
	(vii)	extraordinary, unusual or non-recurring expenses or losses	$
	(viii)	other charges (including goodwill impairment charges) of Borrower and its Consolidated Subsidiaries reducing such Consolidated Net Income which do not represent a Cash item in such period or any future period	$

[1] The descriptions of the calculations set forth in this certificate are sometimes abbreviated for simplicity, but are qualified in their entirety by reference to the full text of the calculations provided in the Credit Agreement.

	(ix)	extraordinary, unusual or non-recurring income or gains increasing Consolidated Net Income for such period	$
	(x)	other income of Borrower and its Consolidated Subsidiaries increasing such Consolidated Net Income which does not represent a Cash item in such period or any future period	$
	(xi)	Consolidated EBITDA (the *sum* of Lines I(b)(i) through I(b)(viii) *minus* the *sum* of Lines I(b)(ix) through I(b)(x))	$
(c)	Consolidated Leverage Ratio ((Line I(a) *divided by* Line I(b)(xi))		:1.00

II. Minimum Consolidated Interest Coverage Ratio (Section 7.14(b)). Maintain a Consolidated Interest Coverage Ratio, as determined as of the last day of each Fiscal Period, of not less than 3.00:1.00.

(a) Consolidated EBIT (calculated as follows for such period):

(i)	Consolidated EBITDA (Line I(b)(xi))		$
(ii)	Depreciation and other amortization expense (Line I(b)(vi))		$
(iii)	Consolidated EBIT (Line II(a)(i) *minus* Line II(a)(ii))		$

(b) Consolidated Interest Expense $

(c) Consolidated Interest Coverage Ratio
(Line II(a)(iii) *divided by* Line II(b)) :1.00

SCHEDULE 3 TO COMPLIANCE CERTIFICATE

LIST OF EXCEPTIONS

Condition(s) or event(s) constituting a Default or Event of Default:

Period of existence:

Remedial action with respect to such condition or event: